EX. 99.1

Hub Group, Inc. Reports Record Third Quarter 2015 Earnings

OAK BROOK, IL, October 28, 2015, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended September 30, 2015.

Hub Group reported net income of $19.8 million for the third quarter ended September 30, 2015 compared to $4.5 million in the third quarter of 2014.  Hub Group’s diluted earnings per share was $0.55 for the third quarter of 2015 compared to earnings per share of $0.12 in third quarter of 2014.  Excluding the effect of one-time costs, non-GAAP earnings per share was $0.49 for the third quarter of 2014 (see table below). Hub Group’s revenue decreased 1% to $900 million.  The revenue decline related primarily to lower fuel revenue.

The Hub segment’s revenue decreased 2% to $681 million.  Third quarter intermodal revenue decreased 0.2% to $460 million.  Truck brokerage revenue was flat at $84 million this quarter.  Third quarter Unyson Logistics revenue decreased 7% to $137 million.

The Mode segment’s revenue decreased 2% to $239 million.  Operating income was $7.2 million, an increase of 2% compared to the prior year period.

Hub Group ended the quarter with $184 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, October 28, 2015 to discuss its third quarter results.

Hosting the conference call will be Dave Yeager, Chairman and Chief Executive Officer.  Also participating on the call will be Don Maltby, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President and Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UofPMhPZfVRwAI.  Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 206-4074 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2014 and the report on Form 10-Q for the period ended June 30, 2015.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Nine Months Ended
	Ended September 30,		September 30,
	2015	2014	2015	2014

Revenue	$899,869	$913,386	$2,635,323	$2,655,765
Transportation costs	794,805	820,190	2,339,402	2,375,240
Gross margin	105,064	93,196	295,921	280,525

Costs and expenses:
Salaries and benefits	36,357	30,868	114,670	103,516
Agent fees and commissions	17,862	16,592	49,374	45,802
General and administrative	15,461	13,868	44,295	43,981
Depreciation and amortization	1,966	1,967	5,893	5,902
Driver settlements and related costs	-	10,343	-	10,343
Impairment of software	-	11,881	-	11,881
Total costs and expenses	71,646	85,519	214,232	221,425

Operating income	33,418	7,677	81,689	59,100

Other income (expense):
Interest expense	(757)	(361)	(2,218)	(1,166)
Interest and dividend income	22	(4)	47	21
Other, net	(952)	39	(2,095)	(191)
Total other expense	(1,687)	(326)	(4,266)	(1,336)

Income before provision for income taxes	31,731	7,351	77,423	57,764

Provision for income taxes	11,899	2,860	28,848	22,562

Net income	$19,832	$4,491	$48,575	$35,202

Basic earnings per common share	$0.55	$0.12	$1.35	$0.96

Diluted earnings per common share	$0.55	$0.12	$1.35	$0.96

Basic weighted average number of shares outstanding	35,769	36,676	35,970	36,670
Diluted weighted average number of shares outstanding	35,903	36,858	36,049	36,799

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended September 30, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$680,559	$239,375	$(20,065)	$899,869
Transportation costs	606,081	208,789	(20,065)	794,805
Gross margin	74,478	30,586	-	105,064

Costs and expenses:
Salaries and benefits	32,917	3,440	-	36,357
Agent fees and commissions	14	17,848	-	17,862
General and administrative	13,659	1,802	-	15,461
Depreciation and amortization	1,647	319	-	1,966
Driver settlement and related costs	-	-	-	-
Impairment of software	-	-	-	-
Total costs and expenses	48,237	23,409	-	71,646

Operating income	$26,241	$7,177	$-	$33,418

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended September 30, 2014
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$691,835	$245,421	$(23,870)	$913,386
Transportation costs	627,752	216,308	(23,870)	820,190
Gross margin	64,083	29,113	-	93,196

Costs and expenses:
Salaries and benefits	27,428	3,440	-	30,868
Agent fees and commissions	15	16,577	-	16,592
General and administrative	12,144	1,724	-	13,868
Depreciation and amortization	1,627	340	-	1,967
Driver settlement and related costs	10,343	-	-	10,343
Impairment of software	11,881	-	-	11,881
Total costs and expenses	63,438	22,081	-	85,519

Operating income	$645	$7,032	$-	$7,677

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Nine Months
	Ended September 30, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$2,010,453	$686,744	$(61,874)	$2,635,323
Transportation costs	1,800,628	600,648	(61,874)	2,339,402
Gross margin	209,825	86,096	-	295,921

Costs and expenses:
Salaries and benefits	103,865	10,805	-	114,670
Agent fees and commissions	43	49,331	-	49,374
General and administrative	39,051	5,244	-	44,295
Depreciation and amortization	4,912	981	-	5,893
Driver settlement and related costs	-	-	-	-
Impairment of software	-	-	-	-
Total costs and expenses	147,871	66,361	-	214,232

Operating income	$61,954	$19,735	$-	$81,689

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Nine Months
	Ended September 30, 2014
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$2,027,293	$685,865	$(57,393)	$2,655,765
Transportation costs	1,828,014	604,619	(57,393)	2,375,240
Gross margin	199,279	81,246	-	280,525

Costs and expenses:
Salaries and benefits	92,812	10,704	-	103,516
Agent fees and commissions	31	45,771	-	45,802
General and administrative	38,701	5,280	-	43,981
Depreciation and amortization	4,682	1,220	-	5,902
Driver settlement and related costs	10,343	-	-	10,343
Impairment of software	11,881	-	-	11,881
Total costs and expenses	158,450	62,975	-	221,425

Operating income	$40,829	$18,271	$-	$59,100

HUB GROUP, INC.

UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months Ended, September 30,				Nine Months Ended, September 30,
	2015	2014	Change $	Change %	2015	2014	Change $	Change %

Diluted GAAP EPS	$0.55	$0.12	$0.43	358.3%	$1.35	$0.96	$0.39	40.6%

Driver settlements and related costs, net of tax	$-	$0.17	$(0.17)		$-	$0.17	$(0.17)

Impairment of Software, net of tax	$-	$0.20	$(0.20)		$-	$0.20	$(0.20)

Canadian currency loss, net of tax	$-	$-	$-		$0.02	$-	$0.02

Severance cost, net of tax	$-	$-	$-		$0.02	$-	$0.02

Diluted NON-GAAP EPS (adjusted)	$0.55	$0.49	$0.06	12.2%	$1.39	$1.33	$0.06	4.5%

Dilulted Shares	35,903	36,858			36,049	36,799

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30,	December 31,
	2015	2014
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$183,547	$109,769
Accounts receivable trade, net	411,849	401,803
Accounts receivable other	9,206	24,886
Prepaid taxes	1,358	14,937
Deferred taxes	7,712	4,816
Prepaid expenses and other current assets	15,797	14,355
TOTAL CURRENT ASSETS	629,469	570,566

Restricted investments	20,555	21,944
Property and equipment, net	350,726	338,327
Other intangibles, net	13,463	14,434
Goodwill, net	262,649	262,813
Other assets	4,099	4,043
TOTAL ASSETS	$1,280,961	$1,212,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$273,284	$256,345
Accounts payable other	25,726	21,333
Accrued payroll	21,037	16,192
Accrued other	45,920	43,523
Current portion of capital lease	2,584	2,504
Current portion of long term debt	25,929	19,619
TOTAL CURRENT LIABILITIES	394,480	359,516

Long term debt	80,690	72,460
Non-current liabilities	19,562	22,929
Long term portion of capital lease	13,974	15,937
Deferred taxes	148,754	140,501

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2015 and 2014	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2015 and 2014; 35,698,057 shares outstanding in 2015 and 36,247,324 shares outstanding in 2014	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2015 and 2014	7	7
Additional paid-in capital	169,979	171,235
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	638,384	589,809
Accumulated other comprehensive loss	(177)	(77)
Treasury stock; at cost, 5,526,735 shares in 2015 and 4,977,468 shares in 2014	(169,646)	(145,144)
TOTAL STOCKHOLDERS' EQUITY	623,501	600,784
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,280,961	$1,212,127

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net Income	$48,575	$35,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,662	21,165
Impairment of software	-	11,881
Deferred taxes	5,757	8,288
Compensation expense related to share-based compensation plans	5,843	6,238
Gain on sale of assets	(116)	(20)
Excess tax benefits from share based compensation	(40)	-
Changes in operating assets and liabilities:
Restricted investments	1,389	(875)
Accounts receivable, net	6,540	(49,102)
Prepaid taxes	13,579	(5,794)
Prepaid expenses and other current assets	(1,442)	(7,104)
Other assets	(56)	(1,572)
Accounts payable	21,308	38,281
Accrued expenses	8,337	2,581
Non-current liabilities	(3,505)	(534)
Net cash provided by operating activities	132,831	58,635

Cash flows from investing activities:
Proceeds from sale of equipment	922	420
Purchases of property and equipment	(40,951)	(75,881)
Net cash used in investing activities	(40,029)	(75,461)

Cash flows from financing activities:
Proceeds from issuance of debt	31,376	49,268
Repayments of long term debt	(16,836)	(4,198)
Stock tendered for payments of withholding taxes	(2,902)	(3,184)
Purchase of treasury stock	(28,823)	-
Capital lease payments	(1,883)	(1,632)
Excess tax benefits from share-based compensation	166	434
Net cash (used in) provided by financing activities	(18,902)	40,688

Effect of exchange rate changes on cash and cash equivalents	(122)	1

Net increase in cash and cash equivalents	73,778	23,863
Cash and cash equivalents beginning of the period	109,769	68,964
Cash and cash equivalents end of the period	$183,547	$92,827